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                       SECURITIES AND EXCHANGE COMMISSION


                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



Date of Report: November 25, 1996



                         MORTON INTERNATIONAL, INC.
            ------------------------------------------------------
            (Exact name or registrant as specified in its charter)

    Indiana                       1-10270                  36-3640053
----------------         ------------------------          -------------
(State of other          (Commission File Number)          (IRS Employer
 jurisdiction of                                            Identification
 incorporation)                                             Number)


           100 North Riverside Plaza, Chicago, Illinois 60606-1596
           -------------------------------------------------------
           (Address of principal executive offices)     (Zip Code)






     Registrant's telephone number, including area code:  (312) 807-2421

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Item 5. Other Events
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On November 25, 1996, the following information was communicated to the public news media:


AGREEMENT SIGNED TO COMBINE AUTOLIV AND MORTON INTERNATIONAL'S AUTOMOTIVE SAFETY PRODUCTS GROUP


STOCKHOLM and CHICAGO (November 25, 1996) -- The Boards of Directors of Autoliv AB (Stockholm Stock Exchange - ALIV) and Morton International, Inc. (NYSE - MII) have approved a definitive agreement, subject to shareholder acceptance and regulatory approvals, to combine Morton International's Automotive Safety Products operations (ASP) with Autoliv, creating the largest automobile occupant restraint company in the world.

The new company, Autoliv, Inc., will be positioned to take advantage of global growth opportunities offered to Tier I suppliers in the automotive industry. Autoliv, Inc. will have global sales of more than US$ 3 billion, 15,000 employees and extensive operations in the United States, Europe and Asia. The combination will join complementary strengths in several areas, including geographic and customer coverage, and the development and application of new technology.

Former Autoliv AB President and Chief Executive Officer Mr. Gunnar Bark, who will become Chairman of Autoliv, Inc., said, "I am glad that we have taken a further important step towards combining these two first class and very complementary business entities." Mr. Bark continued, "Synergies are expected to materialize in several areas, including sales, purchasing, production and RD&E (Research, Development and Engineering), and in the form of reduced capital expenditures." The effect of the combination on both earnings and cash flow per share for ASP and Autoliv AB is expected to be positive when the full impact of anticipated synergies materializes.

ASP President Mr. Fred Musone, who will become Chief Executive Officer of Autoliv, Inc., stated, "Based on discussions between both companies and with our customers, I believe the growth potential of Autoliv, Inc. is greater than for ASP or Autoliv AB alone. Autoliv, Inc. will expand on ASP's and Autoliv AB's excellent product positions worldwide, leveraging each other's RD&E efforts and delivering integrated safety systems to automotive customers as a Tier I supplier."

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"The combination of the two companies will create a group with the most extensive range of key components needed for total safety systems, where seat belts, pretensioners, various airbags and other products are combined and controlled by advanced electronic systems," said Autoliv AB President and Chief Executive Officer Mr. Paul Charlety, who will become President and Chief
Operating Officer of Autoliv, Inc.   Mr. Charlety continued, "This capability
will, together with the two companies complementing each other in world markets, create a potential for increasing shareholder value as well as incremental value for our customers."

Autoliv AB, with its strong position in Europe and significant presence in Southeast Asia, has evolved from primarily a local seat belt manufacturer to a worldwide automotive safety company offering a complete range of occupant restraint products comprising seat belts and seat belt pretensioners, frontal airbags and thorax and head side impact airbags and rear protection devices in addition to systems controls. ASP, with its strong position in the United States and Japan, has achieved substantial worldwide sales of airbag inflators and modules for frontal protection, as well as side impact inflators and modules for head and thorax protection.

The transaction is a merger of equals in which Autoliv's shareholders will be offered to exchange their Autoliv AB shares on a one-for-one basis for an aggregate of 53.5% of the equity of Autoliv, Inc., or 55,000,000 Autoliv, Inc. shares (the Exchange Offer), and upon approval of the merger, Morton International's shareholders will exchange their interest in ASP for 46.5% of Autoliv, Inc., or approximately 47,803,738 Autoliv, Inc. shares (the Merger). The business combination (the Combination) will result in the formation of a new holding company, Autoliv, Inc.

Immediately prior to the Combination, Morton will contribute all of its operations not directly related to ASP, together with US$750 million of cash, funded by new indebtedness, which will remain the obligation of ASP, to a new company which will assume the Morton International, Inc. name. Shares in the new Morton International will be distributed to Morton's shareholders on a share-for-share basis at the effective date of the transaction (the Distribution). The old Morton, then owning the operations of ASP, will become a wholly owned subsidiary of Autoliv, Inc. in the Merger. The distribution of shares in the new Morton International and the exchange of Autoliv, Inc. shares for Morton shares are expected to be tax-free transactions for U.S. federal
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income tax purposes.  For Swedish income tax purposes, none of Autoliv, Inc.,
Autoliv AB or the Autoliv shareholders, with certain exceptions, are expected to recognize taxable income or gain as a result of the Exchange Offer.

Morton Chairman and Chief Executive Officer Mr. S. Jay Stewart, who will remain as chairman and chief executive officer of the new Morton International, indicated that he anticipates the US$750 million of cash will be used by the new company for repurchases of its shares and/or acquisitions following consummation of the transactions. Mr. Stewart commented, "These transactions will allow Morton to focus exclusively on its chemicals and salt operations, where our existing management team has already targeted significant growth opportunities and enhanced operational advantages."

The executive headquarters of Autoliv, Inc. will be located in either London or Amsterdam with regional headquarters in Stockholm and Ogden, Utah. These offices will jointly share responsibilities for manufacturing, RD&E, and strategic marketing. Autoliv, Inc. will be incorporated in the United States and is expected to be traded on the New York Stock Exchange and the Stockholm Stock Exchange in the form of registered shares or Swedish Depositary Shares, with dividends expected to be paid on a quarterly basis.

The Distribution, the Exchange Offer and the Merger are jointly referred to as the Transactions. The Transactions are subject to various customary conditions including, among other things, approval by Morton International shareholders owning more than 50% of the outstanding share capital, acceptance by holders of more than 90% of Autoliv AB's share capital and voting rights, receipt by Morton of a ruling from the U.S. Internal Revenue Service regarding certain tax aspects of the Transactions, and certain regulatory approvals. Subject to the satisfaction of these conditions, it is anticipated that the Transactions will be completed in March or April 1997.

The offering of shares of common stock of Autoliv, Inc. will be made only by means of a Prospectus/Proxy Statement/Offer to Purchase, which is anticipated to be distributed to Autoliv AB's and Morton International, Inc.'s shareholders by March 1997. The documents, to be reviewed by the U.S. Securities and Exchange Commission and the Stockholm Stock Exchange, will include, among other things, financial information as of December 31, 1996.
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The Combination will be accounted for using purchase accounting under U.S.
accounting standards, under which goodwill may be amortized over a period of up to 40 years.

The Board of Directors of Autoliv, Inc. will initially consist of an equal number of designees of Autoliv and Morton International. Mr. Bark will become Chairman of the Board and Mr. Stewart will be a director of Autoliv, Inc. Mr. Musone will become the senior executive officer of Autoliv, Inc. in the position of Chief Executive Officer and a director. Mr. Charlety will become President and Chief Operating Officer and a director of Autoliv, Inc.

Morton International is a Chicago-based manufacturer and marketer of specialty chemicals, automotive inflatable restraint systems and salt.

Autoliv, with headquarters in Sweden, is one of the world's leading companies for airbags, seat belts and related equipment for personal safety in automobiles.

For further information, please contact:

At Autoliv                         At Morton International
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Paul Charlety                      Nancy A. Hobor
President & CEO                    Vice President, Communications
Tel. +46 (8) 402-0601                   & Investor Relations
                                   Tel. +1(312) 807-2424

Mats Odman                         Janis K. Tratnik
Manager, Investor Relations        Director, Corp. Communications
Tel. +46 (8) 402-0601              Tel. +1(312) 807-2435

                                      ###
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                                   SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 MORTON INTERNATIONAL, INC.
                                                       (Registrant)



Dated: November 25, 1996                      By:   /s/ P. Michael Phelps
                                                 ----------------------------
                                                      P. Michael Phelps
                                                 Vice President and Secretary
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